AGREEMENT

        THIS AGREEMENT (“Agreement”) is made effective this 1st day of December 2001 by FANCHER RESOURCES, LLC, a Colorado limited liability company (“Fancher”) and FAN ENERGY INC., a Nevada corporation (“Fan”) and is made with reference to the following agreed facts.

RECITALS

        A.     Fancher is owned and controlled by George H. Fancher Jr., who is, a director and a substantial stockholder of Fan.

        B.     Fan has been engaged in the oil and natural gas business, including acquiring interests in oil and gas properties, exploring and drilling exploratory and development wells and other related activities. Fan acquired its interest in its various oil and gas properties in transactions approved by the Board of Directors of Fan from an entity controlled by Fancher.

        C.     Fan has determined to pursue other areas of business and to leave the oil and natural gas business. Fancher is engaged on his own behalf in the oil and natural gas business and has offered to acquire from Fan all of its right, title and interest in and to all of its oil and gas properties and related assets which are located in the states of California and Wyoming. The parties intend to set forth the terms pursuant to which Fan shall transfer all of its interests in its various oil and gas properties to Fancher.

        NOW, THEREFORE, in consideration of the matters recited above and other good and valuable consideration, including the payments and undertakings set forth in this agreement, the receipt and sufficiency of which is mutually acknowledged, Fan and Fancher hereby agree as follows:

        1.     Identity of Fan’s Oil and Gas Properties. The identity and description of each property in which Fan holds an ownership interest is set forth on Exhibit A attached hereto and incorporated herein by reference (hereafter the “Fan Oil and Gas Properties’).

        2.     Agreement to Sell. Fan hereby agrees to sell, and Fancher agrees to purchase the Fan Oil and Gas Properties for the considered described in this Agreement.

        3.     Acquisition Price. As consideration for the acquisition of the Fan Oil and Gas Properties, Fancher agrees as follows:

(a) George H. Fancher Jr. Shall surrender and return to Fan a total of restricted 378,885 shares of the common stock of Fan (the “Shares”). The Shares shall be delivered to Fan fully endorsed and Fan shall be authorized to surrender the certificate representing the Shares to the transfer agent of Fan with directions to surrender and cancel the Shares after which time they shall no longer be issued nor outstanding.

(b) Fancher shall assume all obligations of Fan heretofore or hereafter incurred in connection with the Fan Oil and Gas Properties, specifically including all obligations to pay operating expenses, expenses to plug an abandoned oil and gas well leasehold expenses, exploration expenses, taxes, or any other expenses or obligations whatsoever, specifically including any environmental remediation expenses which might be deemed to have been incurred or to exist relating to the operation or ownership of any interests in the Fan Oil and Gas Properties. The parties intend that, in addition to other unknown obligations, the obligations to be assumed by Fancher shall include the obligations and liabilities summarized on Exhibit B attached hereto and incorporated herein by reference.

        4.     Effective Date of Transfer. The parties agree that the Fan Oil and Gas Properties shall be deemed to have been assigned and transferred to Fancher effective as of December 1, 2001. Fan and Fancher shall account to one another regarding any revenue deemed to have been generated by production from the Fan Oil and Gas Properties prior to the effective date, obligations to pay operating expenses and other liabilities and costs incurred in connection with operation or ownership of the Fan Oil and Gas Properties consistent with the intentions of this paragraph, it being the intention of the parties that all revenue generated by the Fan Oil and Gas Properties prior to the effective date of the transfer shall be retained by the operator of the properties and applied toward outstanding obligations owed by Fan to such operator, and Fancier shall be obligated to the operator to pay to the operator all amounts remaining unpaid by Fan as of the effective date.

        5.     Representations of Fan. Fan represents to Fancher that it has good and valid title to the Fan Oil and Gas Properties as described on Exhibit A and that it is authorized to transfer and assign its interest in the Fan Oil and Gas Properties to Fancher in accordance with this Agreement.

        6.     Fancher Representations to Fan. Fancher represents to Fan that all information concerning the Fan Oil and Gas Properties and all other properties in which Fan may be deemed to hold or have earned an ownership interest has been disclosed to the Board of Directors of Fan, that Fancher is not aware of any unknown discovery or other value attributable to the Fan Oil and Gas Properties not previously disclosed and that Fancher is authorized and empowered to acquire the Fan Oil and Gas Properties in accordance with the terms of this Agreement.

        7.     Closing. The transaction shall be deemed to have been completed effective December 1, 2001, subject to Closing. In order to close the transaction George H. Fancher Jr. shall deliver one or more certificates representing 378,885 shares. At such time, Fancher shall also deliver to Fan, an assignment, in a form acceptable to Fancher, pursuant to which 100% of Fan’s right, title and interest in and to the Fan Oil and Gas Properties shall be transferred from Fan to Fancher.

        8.     Further Assurances. The parties agree that, upon the reasonable written request of the other party, such documents as reasonably be required to effectuate the intentions of the parties with respect to assignment and transfer of the Fan Oil and Gas Properties to Fancher and payment of Fan’s obligations and liabilities with respect thereto by Fancher, shall be signed and delivered.

        9.     Governing Law. This Agreement shall be governed by and construed according to the laws of the state of Colorado.

        IN WITNESS WHEREOF these presents are executed as of the day and year first above written.

FAN ENERGY INC. By _________________________________ Authorized Officer FANCHER RESOURCES, LLC, a Colorado limited liability company By _________________________________ George H. Fancher Jr., Manager

Agreed to and accepted:

__________________________________
George H. Fancher Jr.